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                                                                   EXHIBIT 10.14

                                 LOAN AGREEMENT

        THIS LOAN AGREEMENT (this "AGREEMENT"), is entered into as of December 29, 1998 (the "CLOSING DATE"), between CAREERBUILDER, INC., a Delaware corporation (the "BORROWER"), and PNC BANK, N.A., (the "BANK").

        The Borrower and the Bank, each with the intent to be legally bound hereby, agree as follows:

1. LOAN. The following loan and credit facilities (collectively referred to as the "LOAN"), shall be subject to and governed by this Agreement:

        $2,000,000 Secured Revolving Credit ("REVOLVING CREDIT")
        $4,000,000 Secured Bridge Loan ("BRIDGE LOAN")

The proceeds of each of the Revolving Credit and the Bridge Loan shall be used for general working capital except as otherwise set forth herein.

2. TERMS AND CONDITIONS. Subject to the terms and conditions hereof and relying upon the representations and warranties herein set forth, the Bank agrees to make the Loan to the Borrower at any time or from time to time on or after the date hereof in accordance with the terms of this Agreement.

        2.1 REVOLVING CREDIT. The Revolving Credit shall have the following terms:

                (a) Maturity Date: 364 days from the Closing Date; the Revolving Credit shall be renewable annually at the Bank's discretion upon the request of the Borrower.

                (b) Interest Rate: Prime Rate (as defined hereinafter) plus .50% per annum, but in no event greater than the maximum rate permitted by law; the "PRIME RATE" shall be the rate of interest per annum announced by the Bank from time to time as its Prime Rate. Interest shall be calculated on the basis of a year of 360 days and shall be payable monthly in arrears.

                (c) Facility Fee: the Borrower shall pay to the Bank a $20,000 facility fee (1.0% of the face amount of the Revolving Credit), on the date of the closing contemplated by this Agreement (the "Closing").

                (d) Borrowing Base/Availability: the Revolving Credit shall be available in amounts determined in accordance with the Borrowing Base Rider in the form attached hereto as Exhibit A.


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                (e) Requests. Except as otherwise provided herein, the Borrower may from time to time prior to the Maturity Date request the Bank to make a Loan under the Revolving Credit by delivering to the Bank, not later than 12:00 Noon, Eastern Standard time a request by telephone immediately confirmed in writing by letter, facsimile or telex in such form as the Bank may require (a "LOAN REQUEST"), it being understood that the Bank may rely on the authority of any individual making such a telephonic request without the necessity of receipt of such written confirmation. Each Loan Request shall be irrevocable and shall specify (i) the proposed borrowing date; and (ii) the aggregate amount of the proposed Loan.

                (f) Revolving Credit Note. The obligation of the Borrower to repay the aggregate unpaid principal amount of the Revolving Credit, together with interest thereon, shall be evidenced by a promissory note of the Borrower ("REVOLVING CREDIT NOTE") payable to the order of the Bank in a face amount equal to the maximum amount of the Revolving Credit.

        2.2     BRIDGE LOAN. The Bridge Loan shall have the following terms:

                (a) Maturity Date: All outstanding borrowings under the Bridge Loan shall become due and payable in their entirety upon the earlier to occur of (i) June 30, 1999, or (ii) the date when mandatory prepayments (as defined hereinafter) are required in an amount equal to the then outstanding principal amount of the Bridge Loan.

                (b) Availability. The Borrower may draw up to $2,000,000 at Closing and up to $1,000,000 on the last business day of each month thereafter up to a maximum of $4,000,000; provided, however, that if the Closing occurs on a date after the fifteenth of a month, the first month-end draw after Closing cannot be made until the last business day of the following month.

                (c) Interest Rate: Prime Rate plus 4.0% per annum for the 90 day period commencing on the Closing Date and thereafter the Prime Rate plus 5.0% per annum, but in no event greater than the maximum rate permitted by law. Interest shall be calculated on the basis of a year of 360 days and shall be payable monthly in arrears.

                (d) Facility Fee: The Borrower shall pay to the Bank a $40,000 facility fee (1.0% of the face amount of the Bridge Loan), payable at Closing.

                (e) Bridge Note. The Obligation of the Borrower to repay each draw under the Bridge Loan, together with interest thereon, shall be evidenced by a promissory note of the Borrower (the "BRIDGE NOTE" and together with the Revolving Credit Note, the "NOTES") payable to the order of the Bank.



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                (f) Mandatory Prepayments. Subject to the proviso set forth below, the Borrower shall make Mandatory Prepayments as follows:

                        (i) Prior to April 1, 1999. During the period from the
                   Closing Date and up to and including March 31, 1999 contributions to the equity of the Borrower will affect the availability of borrowings under the Bridge Loan ("Availability") and will give rise to the obligation to make mandatory prepayments with respect to the Bridge Loan ("Mandatory Prepayments"), as follows:

                          (A) aggregate equity contributions up to a maximum of $2,500,000 will neither reduce Availability nor trigger Mandatory Prepayments;

                          (B) aggregate equity contributions in excess of $2,500,000 up to a maximum of $6,500,000 will reduce Availability by an equivalent amount, effective upon the receipt by Borrower of such equity contributions; and

                          (C) aggregate equity contributions in excess of $6,500,000 will trigger an obligation to make Mandatory Prepayments in a like amount up to the maximum aggregate amount of the principal amount of the Bridge Loan and accrued interest thereon, such Mandatory Prepayments to be due and payable within five days of the receipt by the Borrower of such equity contributions;

                        (ii) April 1, 1999 through Maturity. From April 1, 1999
                   through the Maturity Date, all contributions to the equity of the Borrower will trigger an obligation to make a Mandatory Prepayment in a like amount up to the maximum aggregate amount of the principal amount of the Bridge Loan and accrued interest thereon; and

                        (iii) Application of Prepayments. Amounts prepaid
                   pursuant to this Sub-Section 2.2(f) shall be applied first to the prepayment of principal and thereafter to the payment of accrued interest;

                   provided, however, that any equity in the Borrower resulting from a new equity round led by General Electric Corporation and/or its affiliates which is closed on or before January 29, 1999 shall be excluded from the foregoing provisions regarding Mandatory Prepayments and Availability.

                (g) Warrants. In consideration for the extension of credit under the Bridge Loan, the Borrower hereby grants to the Bank warrants to purchase the common capital stock of the Borrower (the "WARRANTS") in accordance with and subject to




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                the terms of the Warrant Agreement attached hereto as Exhibit B
                (the "WARRANT AGREEMENT").

3.      SECURITY.

               The security for repayment of the Loan shall include but not be limited to the collateral, guaranty and other documents heretofore, contemporaneously or hereafter executed and delivered to the Bank (the "SECURITY DOCUMENTS"), which shall secure repayment of the Loan and the Notes and any amendments, extensions, renewals or increases and all costs and expenses of the Bank incurred in the documentation, negotiation, modification, enforcement, collection or otherwise in connection with any of the foregoing, including but not limited to reasonable attorneys' fees and expenses (hereinafter referred to collectively as the "OBLIGATIONS"); provided, however, that the Borrower's obligation to reimburse the Bank for such attorneys' fees and expenses related to the preparation, negotiation and delivery of the Loan Documents (as herein defined) shall not exceed $6,000. This Agreement (including the Addendum and any Riders thereto), the Notes and the Security Documents are collectively referred to as the "LOAN DOCUMENTS".

4. REPRESENTATIONS AND WARRANTIES. The Borrower hereby makes the following representations and warranties to the Bank which shall be true and correct as of the date of this Agreement and on the date of the making of each extension of credit hereunder, and which shall be true and correct except as otherwise set forth on the Addendum attached hereto and incorporated herein by reference (the "ADDENDUM") .

        4.1. EXISTENCE, POWER AND AUTHORITY. The Borrower is duly organized, validly existing and in good standing under the laws of the State of its incorporation or organization and has the power and authority to own and operate its assets and to conduct its business as now or proposed to be carried on, and is duly qualified, licensed and in good standing to do business in all jurisdictions where its ownership of property or the nature of its business requires such qualification or licensing, except where the failure to be so qualified or licensed would not have a material adverse effect on the business, operations or financial condition of the Borrower. The Borrower is duly authorized to execute and deliver the Loan Documents, all necessary action to authorize the execution and delivery of the Loan Documents has been properly taken, and the Borrower is and will continue to be duly authorized to borrow under this Agreement and to perform all of the other terms and provisions of the Loan Documents.

        4.2.    FINANCIAL STATEMENTS.

                (a) The Borrower has delivered or caused to be delivered to the Bank its balance sheet and income statement for the fiscal year ended September 30, 1998 (the "HISTORICAL FINANCIAL STATEMENTS"). The Historical Financial Statements are true, complete and accurate in all material respects and fairly present the




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                financial condition, assets and liabilities, whether accrued, absolute, contingent or otherwise and the result of the Borrower's operations for the period specified therein. The Historical Financial Statements have been prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied from period to period except, in the case of interim statements, such statements do not contain all of the required footnotes and are subject to normal year-end adjustments and to any comments and notes acceptable to the Bank.


                (b) The Borrower has delivered to the Bank projections of its anticipated financial performance for the period beginning on October 1, 1998 and continuing through September 30, 1999 (the "FINANCIAL PROJECTIONS").


        4.3. NO MATERIAL ADVERSE CHANGE. Since the date of the Historical Financial Statements, the Borrower has not suffered any damage, destruction or loss to its assets, and no event or condition has occurred or exists, which has resulted or could reasonably be expected to result in a material adverse change in its business, assets, operations, financial condition or results of operations. Subsequent to the preparation of the Financial Projections, there has been no material adverse change in the conditions or outlook upon which the Financial Projections are based.

        4.4. BINDING OBLIGATIONS. The Borrower has full power and authority to enter into the transactions provided for in this Agreement and has been duly authorized to do so by appropriate action of its Board of Directors; and the Loan Documents, when executed and delivered by the Borrower, will constitute the legal, valid and binding obligations of the Borrower enforceable in accordance with their terms, subject to normal and customary equitable remedies.

        4.5. NO DEFAULTS OR VIOLATIONS. There does not exist any Event of Default under this Agreement or any material default or violation by the Borrower of or under any of the terms, conditions or obligations of: (i) its articles or certificate of incorporation, regulations or bylaws; (ii) any material indenture, mortgage, deed of trust, franchise agreement, permit, contract, or other agreement or instrument to which it is a party or by which it is bound; or (iii) any law, regulation, ruling, order, injunction, decree, condition or other requirement applicable to or imposed upon it by any law, the action by any court or any governmental authority or agency; and the consummation of this Agreement and the transactions set forth herein will not result in any such default or violation.

        4.6. TITLE TO ASSETS. The Borrower has valid title to the assets reflected on the Historical Financial Statements, free and clear of all liens and encumbrances, except for (i) current taxes and assessments not yet due and payable, (ii) liens and encumbrances, if any, reflected or noted in the Historical Financial Statements, (iii) assets disposed of by the Borrower in the ordinary course of business since the


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                date of the Historical Financial Statements, and (iv) those liens or encumbrances specified on the Addendum.

        4.7. LITIGATION. There are no actions, suits, proceedings or governmental investigations pending or, to the Borrower's knowledge, threatened against the Borrower, which could reasonably be expected to result in a material adverse change in its business, assets, operations, financial condition or results of operations and there is no basis known to the Borrower for any action, suit, proceeding or investigation which could reasonably be expected to result in such a material adverse change. All pending or threatened litigation against the Borrower of which Borrower has knowledge is listed on the Addendum.

        4.8. TAX RETURNS. The Borrower has filed all returns and reports that are required to be filed by it in connection with any federal, state or local tax, duty or charge levied, assessed or imposed upon it or its property or withheld by it, including unemployment, social security and similar taxes and all of such taxes, have been either paid or adequate reserve or other provision has been made.

        4.9. EMPLOYEE BENEFIT PLANS. Each employee benefit plan as to which the Borrower may have any liability complies in all material respects with all applicable provisions of the Employee Retirement Income Security Act of 1974 ("ERISA"), including minimum funding requirements, and (i) no Prohibited Transaction (as defined under ERISA) has occurred with respect to any such plan, (ii) no Reportable Event (as defined under Section 4043 of ERISA) has occurred with respect to any such plan which would cause the Pension Benefit Guaranty Corporation to institute proceedings under Section 4042 of ERISA, (iii) the Borrower has not withdrawn from any such plan or initiated steps to do so, and (iv) no steps have been taken to terminate any such plan.

        4.10. ENVIRONMENTAL MATTERS. The Borrower is in compliance, in all material respects, with all Environmental Laws, including, without limitation, all Environmental Laws in jurisdictions in which the Borrower owns or operates, or has owned or operated, a facility or site, stores Collateral, arranges or has arranged for disposal or treatment of hazardous substances, solid waste or other waste, accepts or has accepted for transport any hazardous substances, solid waste or other wastes or holds or has held any interest in real property or otherwise. Except as otherwise disclosed on the Addendum, no litigation or proceeding arising under, relating to or in connection with any Environmental Law is pending or, to the best of the Borrower's knowledge, threatened against the Borrower, any real property which the Borrower holds or has held an interest, or any past or present operation of the Borrower. To the knowledge of the Company, no release, threatened release or disposal of hazardous waste, solid waste or other wastes is occurring, or to the best of the Borrower's knowledge has occurred, on, under or to any real property in which the Borrower holds any interest or performs any of its operations, in material violation of any Environmental Law. As used in this Section, "LITIGATION



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                OR PROCEEDING" means any demand, claim notice, suit, suit in equity, action, administrative action, investigation or inquiry whether brought by a governmental authority or other person, and "ENVIRONMENTAL LAWS" means all provisions of laws, statutes, ordinances, rules, regulations, permits, licenses, judgments, writs, injunctions, decrees, orders, awards and standards promulgated by any governmental authority concerning health, safety and protection of, or regulation of the discharge of substances into, the environment.

        4.11. INTELLECTUAL PROPERTY. The Borrower owns or has the right to use all patents, patent rights, trademarks, trade names, service marks, copyrights, intellectual property, technology, know-how and processes necessary for the conduct of its business as currently conducted that are material to the condition (financial or otherwise), business or operations of the Borrower.

        4.12. REGULATORY MATTERS. No part of the proceeds of the Loan will be used for "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time in effect or for any purpose which violates the provisions of the Regulations of such Board of Governors.

        4.13. YEAR 2000. The Borrower has reviewed the areas within its business and operations which could be adversely affected by, and has developed or is developing a program to address on a timely basis the risk that certain computer applications used by the Borrower may be unable to recognize and perform properly date-sensitive functions involving dates prior to and after December 31, 1999 (the "YEAR 2000 PROBLEM"). The Year 2000 Problem will not have, or is not reasonably expected to have, a material adverse effect on the business, operations, assets, financial condition or results of operations of Borrower.

        4.14. DISCLOSURE. None of the Loan Documents contains or will contain any untrue statement of material fact or omits or will omit to state a material fact necessary in order to make the statements contained in this Agreement or the Loan Documents not misleading.

        4.15. REQUIRED CONSENTS. Except as set forth on the Addendum, all consents, approvals and authorizations required by any applicable law or any agreement to which the Borrower is a party in connection with the execution, delivery and performance of this Agreement and the other Loan Documents by the Borrower have been obtained.


5. AFFIRMATIVE COVENANTS. The Borrower agrees that from the date of execution of this Agreement until all Obligations have been fully paid and any commitments the Bank to the Borrower have been terminated, the Borrower will:


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        5.1.    BOOKS AND RECORDS. Maintain books and records in accordance with
                GAAP and give representatives of the Bank access thereto at all reasonable times following notice from the Bank, including permission to examine, copy and make abstracts from any of such books and records and such other information as the Bank may from time to time reasonably request, and the Borrower will make available to the Bank for examination copies of any reports, statements or returns which the Borrower may make to or file with any governmental department, bureau or agency, federal, state or local.

        5.2. INTERIM FINANCIAL STATEMENTS; CERTIFICATE OF NO DEFAULT; ACCOUNTS RECEIVABLE. Deliver to the Bank within 20 days after the end of each month a detailed report on its accounts receivable, including payable aging reports, in such reasonable detail consistent with the form currently used by the Borrower's management. The Borrower shall also provide within 20 days of the end of each month its Financial Statements (as defined hereinafter) for such period, in reasonable detail, certified by the President, Chief Executive Officer or Chief Financial Officer of the Borrower and prepared in accordance with GAAP applied from period to period, except that such statements do not contain all of the required footnotes and are subject to normal year-end adjustments. The Borrower shall also deliver, within 20 days of the end of each month, a certificate signed by such officer which verifies (i) compliance with applicable financial covenants for the period then ended, and (ii) whether or not any Event of Default exists, and, if so, the nature thereof and the corrective measures the Borrower proposes to take. "FINANCIAL STATEMENTS" means the Borrower's consolidated and, if required by the Bank in its reasonable discretion, consolidating balance sheets, income statements and statements of cash flows for the year, month or (excepting statements of cash flows) quarter together with year-to-date figures and comparative figures for the corresponding periods of the prior year.

        5.3. ANNUAL FINANCIAL STATEMENTS. Deliver the Borrower's Financial Statements to the Bank within 90 days after the end of each fiscal year. Those Financial Statements will be prepared in accordance with GAAP and audited by an independent certified public accountant selected by the Borrower and satisfactory to the Bank. Audited Financial Statements shall contain the unqualified opinion of an independent certified public accountant and its examination shall have been made in accordance with GAAP consistently applied from period to period. The Borrower will also provide filings made with any regulatory authority and such other information reasonably requested by the Bank, from time to time.

        5.4. PAYMENT OF TAXES AND OTHER CHARGES. Pay and discharge when due all indebtedness and all taxes, assessments, charges, levies and other liabilities imposed upon the Borrower, its income, profits, property or business, except those which currently are being contested in good faith by appropriate proceedings and for which the Borrower shall have set aside adequate reserves in accordance with

                GAAP or made other adequate provision with respect thereto acceptable to the Bank.

        5.5. MAINTENANCE OF EXISTENCE, OPERATION AND ASSETS. Do all things necessary to maintain, renew and keep in full force and effect its organizational existence and all rights, permits and franchises necessary to enable it to continue its business; continue in operation in substantially the same manner as at present; keep its properties in good operating condition and repair; and make all necessary and proper repairs, renewals, replacements, additions and improvements thereto.

        5.6. INSURANCE. Maintain with financially sound and reputable insurers, insurance with respect to its property and business against such casualties and contingencies, of such types and in such amounts as is customary for established companies engaged in the same or similar business and similarly situated.

        5.7. COMPLIANCE WITH LAWS. Comply in all material respects with all laws, rule, and regulations applicable to the Borrower and to the operation of its business.

        5.8. BANK ACCOUNTS. Establish and maintain at the Bank the Borrower's primary depository account(s).

        5.9. FINANCIAL COVENANTS. Comply with all of the financial and other covenants, if any, set forth on the Addendum.

        5.10. ADDITIONAL REPORTS. Provide prompt written notice to the Bank of the occurrence of any of the following of which the Borrower obtains knowledge (together with a description of the action which the Borrower proposes to take with respect thereto): (i) any Event of Default or potential Event of Default, (ii) any litigation filed by or against the Borrower, (iii) any Reportable Event or Prohibited Transaction with respect to any Employee Benefit Plan(s) (as defined in ERISA) or (iv) any event which might reasonably be expected to result in a material adverse change in the business, assets, operations, financial condition or results of operation of the Borrower. The Borrower shall also provide to the Bank such other reports as the Bank may reasonably request from time to time.

        5.11. MEETING OF DIRECTORS. A designated representative of the Bank shall be entitled to attend meetings of the directors of the Borrower for the purpose of observing such proceedings. The Bank shall be provided with copies of the minutes of each meeting of directors promptly after the occurrence thereof. "Confidential information," as defined in Section 10.11 of this Agreement, received as a result of the participation of a Bank officer or agent as a designated representative in respect of meetings of the directors of the Borrower shall be subject to the confidentiality provisions of said Section 10.11.

6. NEGATIVE COVENANTS. The Borrower covenants and agrees that from the date of execution of this Agreement until all Obligations have been fully paid and any commitments of the Bank to the Borrower have been terminated, the Borrower will not, except as set forth in the Addendum, without the prior written consent of the Bank:

        6.1. INDEBTEDNESS. Incur any indebtedness for borrowed money other than: (i) the Loan and any subsequent indebtedness to the Bank;
                (ii) existing indebtedness disclosed on the Borrower's Historical Financial Statements; (iii) additional indebtedness for capital leases in an amount not to exceed in the aggregate at any time One Hundred Thousand Dollars ($100,000); and (iv) such payables as are incurred in the ordinary course of business.

        6.2. LIENS AND ENCUMBRANCES. Except as provided in Section 4.6, create, assume or permit to exist any mortgage, pledge, encumbrance or other security interest or lien upon any assets now owned or hereafter acquired or enter into any lease or any arrangement for the acquisition of property subject to any conditional sales agreement, other than capital leases permitted under Section 6.1 or statutory liens.

        6.3. GUARANTEES. Guarantee, endorse or voluntarily become contingently liable for the obligations of any person, firm or corporation, except in connection with the endorsement and deposit of checks in the ordinary course of business for collection.

        6.4. LOANS OR INVESTMENTS. Purchase or hold beneficially any stock, other securities or evidences of indebtedness of any loans or advances to, or make any investment or acquire any interest whatsoever in, any other person, firm or corporation, except investments disclosed on the Borrower's Historical Financial Statements or acceptable to the Bank.

        6.5. MERGER OR TRANSFER OF ASSETS. Merge or consolidate with or into any person, firm or corporation or lease, sell, transfer or otherwise dispose of all or substantially all of its property or assets, whether now owned or hereafter acquired.

        6.6. CHANGE IN BUSINESS, MANAGEMENT OR OWNERSHIP. Make or permit any material change in the nature of its business as carried on as of the date hereof, in the composition of its current executive management, or in its equity ownership other than (i) transfers to heirs and beneficiaries of a stockholder upon the death of a stockholder, or (ii) in connection with a bona fide underwritten initial public offering or private placement of the capital stock of the Borrower.

        6.7. DIVIDENDS. Declare or pay any cash dividends on or make any distribution with respect to any class of its equity or ownership interest, or purchase, redeem, retire or otherwise acquire any of its equity; provided, however, that the Company may purchase, redeem or otherwise acquire shares of its capital stock held by employees whose employment relationship with the Company is terminating, in an aggregate amount not to exceed $50,000 during any twelve month period; provided, further that the Borrower may continue to accrue dividends in respect of its equity to the extent that accrual is required by the terms of the instruments governing such equity.


7. EVENTS OF DEFAULT. The occurrence of any of the following will be deemed to be an "EVENT OF DEFAULT":

        7.1. PAYMENT DEFAULT. The Borrower shall fail to pay any payment of principal when due or any payment of interest within five (5) business days following the date when due, in respect of the Obligations.

        7.2. MATERIAL ADVERSE CHANGE. There shall be a material adverse change in the business, operations or assets of the Borrower.

        7.3. COVENANT DEFAULT. The Borrower shall default in the performance of, or violate any of, the covenants or agreements contained in this Agreement, which default shall not have been cured within thirty (30) business days after the occurrence thereof.

        7.4. BREACH OF WARRANTY. Any Financial Statement, representation, warranty or certificate made or furnished by the Borrower to the Bank in connection with this Agreement shall be false, incorrect or incomplete in any material respect when made.

        7.5. BANKRUPTCY OR INSOLVENCY. A proceeding shall have been instituted in a court having jurisdiction over the Borrower seeking a decree or order for relief in respect of Borrower in an involuntary case under any applicable bankruptcy, insolvency reorganization or other similar law and such involuntary case shall remain undismissed or unstayed and in effect for a period of sixty (60) consecutive days, or Borrower shall commence a voluntary case under any such law or consent to the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator, conservator (or other similar official).

        7.6. OTHER DEFAULT. The occurrence of an Event of Default as defined in the Notes or any of the Security Documents, or a violation of any of the requirements set forth in the Borrowing Base Rider.

Upon the occurrence of an Event of Default, and at any time thereafter, the Bank may declare all Obligations hereunder immediately due and payable will have all rights and remedies (which are cumulative and not exclusive) specified in the Notes and the Security Documents and available under applicable law or in equity upon the delivery of prior written notice to the Borrower.

8. CONDITIONS. The obligations of the Bank to make any advance under the Loan is subject to the following conditions being satisfied as of the date of the advance:

        8.1. FUNDING OF THE INITIAL ADVANCES UNDER THE REVOLVING CREDIT AND THE BRIDGE LOAN. On the Closing Date:

                (a) No Event of Default. No Event of Default or event which with the passage of time, provision of notice or both would constitute an Event of Default shall have occurred and be continuing.

                (b) Authorization Documents. The Borrower shall have furnished to the Agent certified copies of resolutions of its Board of Directors authorizing the execution of this Agreement, the Warrant Agreement, the Notes and the Security Documents, or other proof of authorization satisfactory to the Bank.

                (c) Delivery of Loan Documents. The Borrower shall have delivered to the Bank the Loan Documents and such other instruments and documents which the Bank may reasonably request in connection with the transactions provided for in this Agreement.

                (d) Collateral/Security. The Bank shall have received first priority security interests and liens on all assets of the Borrower and shall have received all such instruments and documents necessary to perfect such security interests and liens.

                (e) Opinion of Counsel. Counsel for the Borrower shall have delivered to the Bank a written opinion, dated the Closing Date, in the form attached hereto as Exhibit C.

                (f) Representations and Warranties. The representations and warranties of the Borrower to the Bank shall be true and correct in all material respects on and as of such date (except representations and warranties which expressly relate solely to an earlier date or time, which representations and warranties shall be true and correct on and as of the specific dates or times referred to therein).

                (g) Consents. The Borrower shall have obtained all consents, if any, required by Section 4.16.

                (h) Comfort Letters. The Bank shall have received letters in the form of Exhibit D hereto from each of New Enterprise Associates, 21st Century Investors, Friedman, Billings, Ramsey Group, Inc., and Thomson Technology Ventures.


        8.2. FUNDING OF THE BRIDGE LOAN; ADDITIONAL ADVANCES. At the time of making any additional advances under the Revolving Credit or funding any draw under the Bridge Loan and after giving effect to any such proposed extensions of credit, the representations and warranties of the Borrower contained in the Loan Documents shall be true on and as of the date of such funding with the same effect as though such representations and warranties had been made on and as of such date (except representations and warranties which expressly relate solely to an earlier date or time, which representations and warranties shall be true and correct on and as of the specific dates or times referred to therein) and the Borrower shall have performed and complied with all covenants and conditions hereof; no Event of Default or any event specified in Section 7, which, with the giving of notice, lapse of time or both, would become an Event of Default, shall have occurred and be continuing or shall exist; the making of such additional advance shall not contravene any law applicable to the Borrower or the Bank, as applicable; and the Borrower shall have delivered to the Bank a duly executed and completed Loan Request.



9. INCREASED COSTS. Within twenty (20) days following written demand, together with the written evidence of the justification therefor, the Borrower agrees to pay the Bank all direct costs incurred and any losses suffered or payments made by the Bank as a consequence of making the Loan by reason of any change in law or regulation or its interpretation imposing any reserve, deposit, allocation of capital or similar requirement (including without limitation, Regulation D of the Board of Governors of the Federal Reserve System) on the Bank, its holding company or any of their respective assets; provided, however, that the Bank shall make no such written demand on the Borrower unless similar demands have been made against all other similarly situated customers of the Bank.


10.     MISCELLANEOUS.

        10.1. NOTICES. All notices, demands, requests, consents, approvals and other communications required or permitted hereunder must be in writing and will be effective upon receipt if delivered personally to such party, or if sent by facsimile transmission with confirmation of delivery, or by nationally recognized overnight courier service, to the address set forth below or to such other address as any party may give to the other in writing for such purpose:


To the Bank:                                      To the Borrower:

PNC Bank, N.A.                                    CareerBuilder, Inc.
1401 Eye Street N.W.                              11495 Sunset Hills Road
Suite 200                                         Reston, Virginia  20190
Washington, D.C.  20005                           Attention:  President
Attention:  Katharine S. Kappler                  Facsimile No.:  (703) 709-1004

Facsimile No.:  (202) 393-1545


        10.2. PRESERVATION OF RIGHTS. No delay or omission on the part of the Bank to exercise any right or power arising hereunder will impair any such right or power or be considered a waiver of any such right or power or any acquiescence therein, nor will the action or inaction of the Bank impair any right or power arising hereunder. The rights and remedies hereunder of the Bank are cumulative and not exclusive of any other rights or remedies which the Bank may have under other agreements, at law or in equity.

        10.3. ILLEGALITY. In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

        10.4. CHANGES IN WRITING. No modification, amendment or waiver of any provision of this Agreement nor consent to any departure by either party therefrom, will in any event be effective unless the same is in writing and signed by each party to this Agreement and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on the Borrower in any case will entitle the Borrower to any other or further notice or demand in the same, similar or other circumstance.

        10.5. ENTIRE AGREEMENT. This Agreement (including the documents and instruments referred to herein) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

        10.6. COUNTERPARTS. This Agreement may be signed in any number of counterpart copies and by the parties hereto on separate counterparts, but all such counterparts shall constitute one and the same instrument.

        10.7. SUCCESSORS AND ASSIGNS. This Agreement will be binding upon and inure to the benefit of the Borrower and the Bank and their respective, successors and assigns; provided, however, that the Borrower may not assign this Agreement in whole or in part without the prior written consent of the Bank and the Bank at any time may assign this Agreement in whole or in part, upon prior written notice to the Borrower.

        10.8. INTERPRETATION. In this Agreement, unless the Bank and the Borrower otherwise agree in writing, the singular includes the plural and the plural the singular; words importing any gender include the other gender; references to statutes are to be construed as including all statutory provisions consolidating, amending or replacing the statute referred to; the word "or" shall be deemed to include

                "and/or", the words "including", "includes" and "include" shall be deemed to be followed by the words "without limitation"; references to articles, sections (or subdivisions of sections) or exhibits are to those of this Agreement unless otherwise indicated; and references to agreements and other contractual instruments shall be deemed to include all subsequent amendments and other modifications to such instruments, but only to the extent such amendments and other modifications are not prohibited by the terms of this Agreement. Section headings in this Agreement are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose. Unless otherwise specified in this Agreement, all accounting terms shall be interpreted and all accounting determinations shall be made in accordance with GAAP. If this Agreement is executed by more than one party as Borrower, the obligations of such persons or entities will be joint and several.

        10.9. EXPENSES. The Borrower agrees to pay the Bank, upon the Closing of this Agreement, and otherwise on demand, all reasonable and necessary out-of-pocket costs and expenses incurred by the Bank in connection with the (i) preparation, negotiation and delivery of this Agreement and the other Loan Documents, and any modifications thereto, including reasonable fees and expenses of counsel, expenses for auditors, appraisers and environmental consultants, lien searches, recording and filing fees and taxes; provided, however, that the Borrower's obligation to reimburse the Bank for such attorneys' fees and expenses related to the preparation, negotiation and delivery of the Loan Documents shall not exceed $6,000, and (ii) collection of the Loan or instituting, maintaining, preserving, enforcing and foreclosing the security interest in any of the collateral securing the Loan, whether through judicial proceedings or otherwise, or in defending or prosecuting any actions or proceedings arising out of or relating to this Agreement.

        10.10. ASSIGNMENTS AND PARTICIPATION. Notwithstanding any other provisions of this Agreement, the Bank may, at any time in its sole discretion, without any notice to the Borrower, sell, assign, transfer, negotiate, grant participation in, or otherwise dispose of all or any part of the Bank's interest in the Loan. The Borrower hereby authorizes the Bank to provide, without any notice to the Borrower, any information concerning the Borrower, including information pertaining to the Borrower's financial condition, business operations or general creditworthiness, to any person or entity which may succeed to or participate in all or any part of the Bank's interest in the Loan, provided that such person or entity agrees to maintain the confidentiality of such information.

        10.11. CONFIDENTIALITY. The Bank agrees to hold any confidential information that it may receive from Borrower pursuant to this Agreement or any Exhibits hereto in confidence, except for disclosure: (a) To legal counsel, accountants and other professional advisors to Borrower or the Bank; (b) To regulatory officials having jurisdiction over the Bank; or (c) As required by Law or legal process or in connection with any legal proceeding to which the Bank and Borrower are adverse parties. For purposes of the foregoing, "confidential information" shall mean any information respecting the Borrower reasonably considered by the Borrower to be confidential, other than (i) information previously filed with any governmental agency and available to the public, (ii) information previously published in any public medium not furnished directly or indirectly by the Bank, and (iii) information previously disclosed by the Borrower to any person not associated or affiliated with the Borrower or any of its officers, directors, agents, attorneys or employees without a written confidentiality agreement.

        10.12. GOVERNING LAW AND JURISDICTION. This Agreement has been delivered to and accepted by the Bank and will be deemed to be made in the Commonwealth of Pennsylvania. THIS AGREEMENT WILL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA, EXCLUDING ITS CONFLICT OF LAWS RULES. The Borrower hereby irrevocably consents to the exclusive jurisdiction of any state or federal court seated in Allegheny County, Pennsylvania, and consents that all service of process be sent by nationally recognized overnight courier service directed to the Borrower at the Borrower's address set forth herein and service so made will be deemed to be completed on the business day after deposit with such courier; provided that nothing contained in this Agreement will prevent the Bank from bringing any action, enforcing any award or judgment or exercising any rights against the Borrower individually, against any security or against any property of the Borrower within any other county, state or other foreign or domestic jurisdiction. the Bank and the Borrower agree that the venue provided above is the most convenient forum for both the Bank and the Borrower. The Borrower waives any objection to venue and any objection based on a more convenient forum in any action instituted under this Agreement.

        10.13. WAIVER OF JURY TRIAL. EACH OF THE BORROWER AND THE BANK IRREVOCABLY WAIVES ANY AND ALL RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR CLAIM OF ANY NATURE RELATING TO THIS AGREEMENT, ANY DOCUMENTS EXECUTED IN CONNECTION WITH THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED IN ANY OF SUCH DOCUMENTS. THE BORROWER AND THE BANK ACKNOWLEDGE THAT THE FOREGOING WAIVER IS KNOWING AND VOLUNTARY.





                           [Signature Page to Follow]

The Borrower acknowledges that it has read and understood all the provisions of this Agreement, including the waiver of jury trial, and has been advised by counsel as necessary or appropriate.


        WITNESS the due execution of this Loan Agreement as a document under seal, as of the date first written above.

ATTEST:                                     CAREERBUILDER, INC.

By: /s/ RICHARD WATHEN                      By: /s/ JAMES A. THOLEN             (SEAL)
   -------------------------------            ----------------------------------

Print Name: Richard Wathen                  Print Name: James A. Tholen
           -----------------------                     -------------------------

Title:  Controller                          Title:   CFO
     -----------------------------                ------------------------------

                                            PNC BANK,
                                            NATIONAL ASSOCIATION


                                            By: /s/ KATHARINE KAPPLER           (SEAL)
                                              ----------------------------------

                                            Print Name:   Katharine Kappler
                                                       -------------------------

                                            Title:   Vice President
                                                  ------------------------------

                                    ADDENDUM

ADDENDUM to that certain Loan Agreement of even date herewith between CAREERBUILDER, INC. and PNC BANK, N.A. Defined terms used in this Addendum shall have the meanings provided in said Loan Agreement.

                             I. FINANCIAL COVENANTS

1. Revenues. The cumulative Revenues of the Borrower for fiscal year 1999, commencing October 1, 1998, shall be in an amount at least equal to the amounts which follow:

               December 1998                $  1,824,889
               January 1999                 $  2,523,131
               February 1999                $  3,307,823
               March 1999                   $  4,182,065
               April 1999                   $  5,152,804
               May 1999                     $  6,232,282
               June 1999                    $  7,419,522
               July 1999                    $  8,718,956
               August 1999                  $ 10,139,357
               September 1999               $ 11,678,631

        Compliance with this covenant shall be reported monthly, within 20 days of the end of each month, commencing with the first month of the Borrower's fiscal year.

2. Net Worth. The Tangible Net Worth of the Borrower shall be in an amount at least equal to the amounts which follows:

               December 1998                ($  3,471,980)
               January 1999                 ($  4,967,713)
               February 1999                ($  6,542,001)
               March 1999                   ($  8,213,277)
               April 1999                   ($  9,561,716)
               May 1999                     ($ 10,849,419)
               June 1999                    ($ 11,988,354)
               July 1999                    ($ 13,002,057)
               August 1999                  ($ 13,967,733)
               October 1999                 ($ 15,027,956)

        plus all equity contributions made after the Closing Date. Compliance with this covenant shall be reported monthly within 20 days of the end of each month.

DEFINITIONS:

        "REVENUES" means the revenues of the Borrower calculated in accordance with GAAP, consistently applied.

        "TANGIBLE NET WORTH" means the owner's equity of the Borrower calculated in accordance with GAAP, consistently applied, minus intangibles.


                       SCHEDULE II: LIENS AND ENCUMBRANCES

Silicon Valley Bank liens on substantially all the assets of the company (to be released at close).


                         SCHEDULE III: OTHER DISCLOSURES


Section 4.5: NO DEFAULTS OR VIOLATIONS

               On December 23, 1998 Silicon Valley Bank amended its Revolving Line of Credit agreement (dated 11/26/97) to extend the agreement to2/23/99 and waive compliance with the Quick Ratio covenants from 9/30/98 to 1/15/99.



Section 4.7: LITIGATION

    Mr. McGovern, as an individual, was the plaintiff in a civil suit against his former employer, Computer Associates ("CA"), concerning a stock option payment CA failed to make on his departure from CA. The essence of the suit was a contractual dispute, whereby Mr. McGovern had a verbal agreement with Legent Corporation ("Legent") for approximately $440,000 in option payments associated with a promotion he accepted in March 1995. This payment was promised by his former superiors at Legent but was subsequently denied by CA. McGovern sought relief before a court in the Eastern District of Virginia. McGovern lost the case in June 1996 on summary judgment, where the judge cited a statute of frauds limitation barring verbal agreements in security matters. Mr. McGovern's case was reheard on July 12 1996 for reconsideration by the same court and the summary judgment was upheld. During two depositions, CA's lawyers questioned Mr. McGovern concerning the nature of NetStart's business. CA had previously argued before the court that it was necessary to ascertain the nature of McGovern's employment, in order to determine whether his punitive damages could be shown to be mitigated by his new employment. In both instances the judge directed Mr.

    McGovern to only answer questions associated with his start date with NetStart, his present rate of salary, his projected rate of salary in the future, and the profitability of the Company.

Section 4.8:  TAXES

    In December 1998 the Company was informed by its tax accountants, KPMG Peat Marwick, that it was 60 days late in filing its Form 5500 for its Fidelity 401k plan. The return is being prepared and will be filed within the next 30 days. A ONE-THOUSAND DOLLAR ($1000) penalty will be required at the time the return is filed. No other taxes are due on the plan.

Section 4.10: ENVIRONMENTAL MATTERS:

    It has been reported that there may be Asbestos Containing Material in the building occupied by the Company located at 11495 Sunset Hills Road, Reston, Virginia. To the Company's knowledge, no friable asbestos nor any asbestos requiring response or repair exists and the Company has no plans to take any action which would give rise to such response or repair.

                                    EXHIBIT A
                                       TO
                                 LOAN AGREEMENT


BORROWING BASE RIDER

               THIS BORROWING BASE RIDER ("RIDER") is executed this 29th day of December 1998 by and between CAREERBUILDER, INC., a Delaware corporation (the "BORROWER"), and PNC BANK, N.A. (the "BANK"). This Rider is incorporated into and made part of that certain Loan Agreement of even date herewith by and between the Borrower and the Bank, as Exhibit A thereto, and also into such other financing documents and security agreements as may be executed and delivered pursuant to said Loan Agreement (all such documents including this Rider are collectively referred to as the "LOAN DOCUMENTS"). All initially capitalized terms not otherwise defined in this Rider shall have the meanings ascribed to such terms in the other Loan Documents.

               Pursuant to the Loan Documents, the Bank has extended the Revolving Credit to the Borrower, under which the Borrower may borrow, repay and reborrow funds at any time prior to the Maturity Date. As a condition to the Bank's willingness to extend the Revolving Credit to the Borrower, the Bank and the Borrower are entering into this Rider in order to set forth their agreement regarding the maximum amount which may be outstanding under the Revolving Credit at any time, and for the other purposes set forth below:

               NOW, THEREFORE, in consideration of the foregoing, and intending to be legally bound, the parties hereto covenant and agree as follows:

               1. LIMITATIONS ON BORROWINGS UNDER REVOLVING CREDIT. Notwithstanding any provisions to the contrary in any of the other Loan Documents, at no time shall the aggregate principal amounts of indebtedness outstanding at any one time under the Revolving Credit exceed the Borrowing Base at such time. If at any time the aggregate principal amount of indebtedness outstanding under the Revolving Credit exceeds the limitation set forth in this
Section 1 for any reason other than a return of goods by an account debtor, then the Borrower shall repay the amount of such excess to the Bank in immediately available funds within five business days of exceeding such limitation. If the aggregate principal amount of indebtedness outstanding under the Revolving Credit exceeds the Borrowing Base because of a return of goods by an account debtor, the Borrower shall repay the amount of such excess to the Bank in immediately available funds within thirty days from the date of such return unless the account debtor accepts replacement goods prior to the expiration of such thirty day period.

               2. BORROWING BASE CERTIFICATES. In addition to any and all provisions of the other Loan Documents which establish conditions to the Borrower's ability to request and obtain any advance under the Revolving Credit, the Borrower may not request an advance under the Revolving Credit unless a Borrowing Base Certificate shall have been delivered to the Bank not more than five (5) calendar days prior to the date of such proposed advance.

____________ ____________ [Bank and Borrower shall initial if the following paragraph applies]

The Borrower shall also deliver an updated Borrowing Base Certificate upon the Bank's request and in no event later than on or before the 20th day of each month or the first business day following the 20th day if such day falls on a weekend or holiday, if no new advances have been requested by the Borrower under the Revolving Credit since the date of the preceding Borrowing Base Certificate.

               3. CERTAIN DEFINED TERMS. In addition to the words and terms defined elsewhere in this Rider or in the other Loan Documents, as used in this Rider, the following words and terms shall have the following meanings:

               "ACCOUNT" shall mean an "account" or a "general intangible" as defined in the Uniform Commercial Code as in effect in the jurisdiction whose Law governs the perfection of the Bank's security interest therein, whether now owned or hereafter acquired or arising.

               "ACCOUNT DEBTOR" shall mean, with respect to any Account, each Person who is obligated to make payments to the Borrower on such Account.

               "AFFILIATE" of the Borrower or any Account Debtor shall mean (a) any Person who (either alone or with a group of Persons, and either directly or indirectly through one or more intermediaries) is in control of, is controlled by or is under common control with the Borrower or such Account Debtor, (b) any director, officer, partner, employee or agent of the Borrower or such Account Debtor, and (c) any member of the immediate family of any natural person described in the preceding clauses (a) and (b). A Person or group of Persons shall be deemed to be in control of the Borrower or an Account Debtor when such Person or group of Persons possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the Borrower or such Account Debtor, whether through the ownership of voting securities, by contract or otherwise.

               "BORROWING BASE" at any time shall mean the lesser of (a) $2,000,000 (the maximum principal amount of the Revolving Credit) and (b) the sum of (i) 70% of Qualified Accounts at such time and (ii) the lesser of 60% of Eligible Equipment and $750,000. The value at any time of the collateral described in this definition shall be determined by reference to the most recent Borrowing Base Certificate delivered by the Borrower to the Bank.

               "BORROWING BASE CERTIFICATE" shall mean each Borrowing Base Certificate to be delivered by the Borrowers to the Bank pursuant to Section 2 of this Rider, in substantially the form attached as Exhibit A to this Rider, with blanks appropriately completed, as amended, supplemented or otherwise modified from time to time.

               "ELIGIBLE EQUIPMENT" shall mean the Net Book Value of (i) telephone equipment based on a straight-line amortization schedule not to exceed three years; and (ii) computer equipment based on a straight-line amortization schedule not to exceed two years.

               "LAW" shall mean any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, order, injunction, writ, decree or award of any Official Body.

               "LIEN" shall mean any mortgage, pledge, security interest, bailment, encumbrance, claim, lien or charge of any kind, including any agreement to give any of the foregoing, any conditional sale or other title retention agreement and any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code.

               "OFFICIAL BODY" shall mean any government or political subdivision or any agency, authority, bureau, central bank, commission, department or instrumentality of any government or political subdivision, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic.

               "PERSON" shall mean an individual, sole proprietorship, corporation, partnership (general or limited), trust, business trust, limited liability company, unincorporated organization or association, joint venture, joint-stock company, Official Body, or any other entity of whatever nature.

               "QUALIFIED ACCOUNTS" shall mean Accounts which are and at all times continue to be acceptable to the Bank in its sole discretion. Standards of acceptability include but are not limited to the following conditions:

               (a) The Account duly complies with all applicable Laws, whether Federal, state or local, including but not limited to usury Laws, the Federal Truth in Lending Act, the Federal Consumer Credit Protection Act, the Fair Credit Billing Act, and Regulation Z of the Board of Governors of the Federal Reserve Systems;

               (b) The Account was not originated in or subject to the Laws of a jurisdiction whose Laws would make the account or the grant of the security interest in the Account to the Bank unlawful, invalid or unenforceable;

               (c) The Account was originated by the Borrower in connection with the rendering of services by the Borrower in the ordinary course of business under an enforceable contract;

               (d) The Account is evidenced by a written invoice or other documentation and arises from a contract, electronic or otherwise;

               (e) The Account does not arise out of a contract with, or order from, an Account Debtor that, by its terms, forbids or makes void or unenforceable the grant of the security interest by the Borrower to the Bank in and to the Account arising with respect thereto;

               (f) The title of the Borrower to the Account and, except as to the Account Debtor, is not subject to any Lien except Liens in favor of the Bank;

               (g) The Account provides for payment in United States Dollars by the Account Debtor;

               (h) The Account shall have amounts owing that are not less than the amounts represented by the Borrower;

               (i) The portion of the Account for which income has not yet been earned or for which a deferred revenue entry has not been made or which constitutes unearned discount, service charges or deferred interest shall be ineligible;

               (j) The Account shall be eligible only to the extent that it is not subject to any defense, claim of reduction, counterclaim, set-off, recoupment, or any dispute or claim for credits, allowances or adjustments by the Account Debtor because of unsatisfactory service, or for any other reason;

               (k) No default exists under the Account by any party thereto, and all rights and remedies of the Borrower under the Account are freely assignable by the Borrower;

               (l)    The Account has not been outstanding for more than ninety
                      (90) days past the invoice date and is not subject to "dating" terms;

               (m) The Account shall be ineligible if 50% or more of the accounts of the related Account Debtor and its Affiliates are more than ninety (90) days past due from the date of original invoice therefor;

               (n) The Account shall be ineligible to the extent that the aggregate amount of all the Accounts of the Account Debtor and its Affiliates exceed 20% of all of the Borrower's Accounts;

               (o) The Borrower has not received any note, trade acceptance, draft, chattel paper or other instrument with respect to, or in payment of, the Account, unless, if any such instrument has been received, the Borrower immediately notifies the Bank and, at the Bank's request, endorses or assigns and delivers such instrument to the Bank;

               (p) The Borrower has not received any actual notice of (i) the death of the Account Debtor or a partner thereof; (ii) the filing by or against the Account Debtor of any proceeding in bankruptcy, receivership, insolvency, reorganization, liquidation, conservatorship or any similar proceeding, or
                      (iii) any assignment by the Account Debtor for the benefit of creditors. Upon receipt by the Borrower of any such notice, it will give the Bank prompt written notice thereof;

               (q)    The Account Debtor is not an Affiliate of the Borrower;

               (r) The Account shall be ineligible if the related Account Debtor is domiciled in any country other than the United States of America unless such Account is supported by a documentary letter of credit, duly assigned to and in the possession of the Bank, from a financial institution acceptable to the Bank and the terms and conditions of which are acceptable to the Bank;

               (s) The Account shall be ineligible if the Account Debtor is an Official Body, unless the Borrower shall have taken all actions deemed necessary by the Bank in order to perfect the Bank's security interest therein, including but not limited to any notices or filings required under the Assignment of Claims Act of 1940, as amended, or other applicable Laws; and

               (t) The Bank has not reasonably deemed such Account ineligible because of uncertainty about the creditworthiness of the Account Debtor (including, without limitation, unsatisfactory past experiences of the Borrower or the Bank with the Account Debtor or unsatisfactory reputation of the Account Debtor) or because the Bank otherwise makes a reasonable determination that the collateral value of the Account to the Bank is impaired or that the Bank's ability to realize such value is insecure.

Standards of acceptability shall be fixed and may be revised from time to time solely by the Bank in its exclusive judgment. In the case of any dispute about whether an Account is or has ceased to be a Qualified Account, the decision of the Bank shall be final.

               4. GOVERNING LAW. THIS RIDER WILL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA, EXCLUDING ITS CONFLICTS OF LAW RULES.

               5. COUNTERPARTS. This Rider may be signed in any number of counterpart copies and by the parties hereto on separate counterparts, but all such copies shall constitute one and the same instrument.

               WITNESS the due execution hereof as a document under seal, as of the date first written above.

ATTEST:                                     CAREERBUILDER, INC.

By: /s/ RICHARD WATHEN                      By: /s/ JAMES A. THOLEN             (SEAL)
   -------------------------------            ----------------------------------

Print Name: Richard Wathen                  Print Name: James A. Tholen
           -----------------------                     -------------------------

Title:  Controller                          Title:   CFO
     -----------------------------                ------------------------------

                                            PNC BANK, N.A.


                                            By: /s/ KATHARINE KAPPLER           (SEAL)
                                              ----------------------------------

                                            Print Name:   Katharine Kappler
                                                       -------------------------

                                            Title:   Vice President
                                                  ------------------------------